Exhibit 10.54

NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT (this “Agreement”) is entered into and made effective as of May 22, 2023, by and between 60 DEGREES PHARMACEUTICALS, INC., a Delaware corporation (the “Maker”) and WALLEYE OPPORTUNITIES MASTER FUND LTD. (the “Holder”).

WHEREAS, the Maker and the Holder entered into that certain Promissory Note dated as of May 24, 2022 for the amount of Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Seven Dollars and Seventy-Eight Cents ($277,777.78) (the “Note”). The Note is due and payable on May 24, 2023 (the “Maturity Date”).

WHEREAS, the Maker and the Holder desire to enter into this Agreement in order to extend the Maturity Date in exchange for a cash payment of Six Thousand Nine Hundred Forty-Four Dollars and Forty-Four Cents ($6,944.44) (the “Cash Payment”).

NOW, THEREFORE, this Agreement is duly agreed by both the Maker and the Holder to extend the Maturity Date to the earlier of (i) July 23, 2023, (ii) the date of the Maker’s initial public offering, and (iii) such earlier date as the Note is required or permitted to be repaid as provided thereunder, in exchange for the Cash Payment, with all other terms and conditions of the Note remaining in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

MAKER

60 DEGREES PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Geoffrey Dow
Name:	Geoffrey Dow
Title:	President and CEO

PAYEE

WALLEYE OPPORTUNITIES MASTER FUND LTD.

By:	/s/ William England
Name:	William England
Title:	CEO of the Manager

Signature Page to Note Extension Agreement (Walleye Opportunities Master Fund Ltd.)